Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Eileen Cassidy Rivera

eileen.rivera@vangent.com

VANGENT ANNOUNCES FOURTH QUARTER AND YEAR-END 2007 FINANCIALS

Arlington, VA, March 13, 2008 - Vangent, Inc., a leading global provider of information management and strategic business process outsourcing services, today announced its fourth quarter and year-end 2007 results.

“We made tremendous progress over the course of the year in building a foundation for growth by transforming our management team and streamlining our operations,” said Mac Curtis, President and Chief Executive Officer of Vangent.

Mr. Curtis continued, “The business performed well in the fourth quarter, achieving sequential revenue and Adjusted EBITDA growth, building a strong cash position and maintaining a strong backlog. Importantly, these successes came as many of our largest contracts hit peak levels. With this groundwork in place, we look forward to further success in 2008 and beyond.”

Financial Summary

(Dollars in Millions)

Three Months Ended December 31, 2007

Revenue	$147.6

Adjusted EBITDA (1)	$24.3

Long Term Debt	$428.2

Cash and Cash Equivalents	$26.1

Contract Backlog	$1,769.9

Firm Contract Backlog	$408.4

Twelve Months Ended December 31, 2007

Revenue	$510.1

Adjusted EBITDA (1)	$71.2

LTM Credit Agreement Adjusted EBITDA (2)	$77.1

(1) “Adjusted EBITDA” is adjusted to (1) exclude legal expenses payable by Pearson in connection with an investigation into a contract awarded to NCS Pearson, Inc by the Transportation Security Administration in 2002 and all potential reserves related to the potential settlement of such claim, and (2) eliminate certain costs resulting from our separation from Pearson plc net of certain overhead and infrastructure costs.  These adjustments are the same categories presented during the marketing of the Senior Subordinated Notes.  This does not include certain adjustments that are specific only to the credit agreement.

(2) “LTM Credit Agreement Adjusted EBITDA” as defined in the credit agreement is the sum of the actual EBITDA for Q1 through Q4 of 2007.  As specified by the credit agreement, this total is adjusted to (1) include the items in footnote 1, (2) normalize the operating income of a certain HHS contract for Q1 and Q2, and (3) add back TSA related expenses per the sale and purchase agreement.

A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

Q4 and year-end 2007 Results Conference Call:  Will take place on March 13, 2008 at 11:00 am EDT.  Interested parties may call (888) 694-4702 and request the “Vangent Q4 and Fiscal 2007 Year-End Financial Results Conference Call,” conference ID # 38111416.

Audio Replay:  A replay of the earnings call can be heard after 2 p.m. on March 13, 2008 until March 20, 2008.  To hear the replay, dial (800) 642-1687 and enter the same conference ID # 38111416.  For interested parties outside the U.S. and Canada, dial (706) 645-9291 and enter the same conference ID #.

Vangent’s fourth quarter and year 2007 financials and annual report on Form 10K, including the Management Discussion and Analysis, will be made available on the company’s website at www.vangent.com following the completion of the Vangent Q4 and year-end 2007 Results Conference Call.

About Vangent, Inc.

With over 6,100 employees worldwide, Vangent, Inc. is a global provider of Consulting, Systems Integration, Human Capital Management and Business Process Outsourcing services to the U.S. federal and international governments, higher education institutions and corporations. Clients include the Centers for Medicare & Medicaid Services, the U.S. Departments of Defense, Education, Health and Human Services, Justice and Labor; and the U.S. Office of Personnel Management, as well as Fortune 500 companies.

Headquartered in Arlington, Virginia, the Company has offices throughout the U.S. and in the U.K., Canada, Mexico, Venezuela and Argentina.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements. All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Operations

(in thousands)

	Predecessor Entity	Successor Entity	Predecessor Entity		Successor Entity
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007	Year Ended December 31, 2006	Period January 1, 2007 to February 14, 2007	Period February 15, 2007 to December 31, 2007

Revenue	$124,453	$147,564	$520,932	$58,833	$451,220
Cost of revenue	93,861	122,278	409,797	48,187	376,374
Gross profit	30,592	25,286	111,135	10,646	74,846
General and administrative expenses	16,517	12,945	45,677	9,383	42,927
Selling and marketing expenses	4,142	2,990	19,020	1,940	14,029
Operating income (loss)	9,933	9,351	46,438	(677)	17,890
Interest expense (income), net	151	9,352	633	(10)	33,442
Income (loss) before income taxes	9,782	(1)	45,805	(667)	(15,552)
Provision (benefit) for income taxes	3,490	1,995	17,190	(292)	6,497
Net income (loss)	$6,292	$(1,996)	$28,615	$(375)	$(22,049)

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Balance Sheets

(in thousands)

	Predecessor Entity	Successor Entity
	December 31, 2006	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$11,713	$26,093
Accounts receivable, net	102,457	112,292
Deferred tax asset	2,948	—
Prepaid and other assets	5,051	15,470
Total current assets	122,169	153,855

Property and equipment, net	30,305	27,579
Intangible assets, net	682	198,027
Goodwill	442,871	301,873
Deferred debt financing costs, net	—	12,448
Other assets	749	286
Total assets	$596,776	$694,068

Liabilities and Owner’s /Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$—	$7,325
Accounts payable	29,288	36,981
Accrued expenses	24,067	26,267
Accrued interest	—	8,547
Deferred tax liability	—	852
Advance payments on contracts	8,790	4,444
Total current liabilities	62,145	84,416

Long-term debt, net of current portion	—	420,875
Other long-term liabilities	3,703	3,863
Deferred tax liability	1,844	4,625
Total liabilities	67,692	513,779

Total owner’s/stockholder’s equity	529,084	180,289
Total liabilities and owner’s/stockholder’s equity	$596,776	$694,068

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Owner’s/Stockholder’s Equity and Comprehensive Income (Loss)

(in thousands, except share amounts)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Intercompany Investment in	Accumulated	Total Owner’s/ Stockholder’s
	Shares	Amount	Capital	(Loss) Income	Subsidiary	Deficit	Equity
(Predecessor Entity)
Balance, December 31, 2005	—	$—	$—	$(4,930)	$496,213	$—	$491,283
Foreign currency translation adjustment	—	—	—	(572)	—	—	(572)
Net loss					28,615		28,615
Total comprehensive loss							28,043
Equity transfers and investment	—	—	—	—	9,758	—	9,758

Balance, December 31, 2006	—	—	—	(5,502)	534,586	—	529,084
Foreign currency translation adjustment	—	—	—	(166)	—	—	(166)
Net loss	—	—	—	—	(375)	—	(375)
Total comprehensive loss							(541)
Equity transfers and investment	—	—	—	—	13,310	—	13,310
Balance, February 14, 2007	—	$—	$—	$(5,668)	$547,521	$—	$541,853

(Successor Entity)
Balance, February 15, 2007	—	$—	$—	$—	$—	$—	$—
Effect of hedging activities	—	—	—	(3,362)	—	—	(3,362)
Foreign currency translation adjustment	—	—	—	425	—	—	425
Net loss	—	—	—	—	—	(22,049)	(22,049)
Total comprehensive loss							(24,986)
Issuance of common stock	100	—	203,466	—	—	—	203,466
Equity-based compensation			909				909
Investment from parent			900				900
Balance, December 31, 2007	100	$—	$205,275	$(2,937)	$—	$(22,049)	$180,289

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Predecessor Entity		Successor Entity
	Year Ended December 31, 2006	Period January 1, 2007 to February 14, 2007	Period February 15, 2007 to December 31, 2007
Cash flows from operating activities
Net income (loss)	$28,615	$(375)	$(22,049)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	14,557	2,369	29,525
Equity-based compensation	1,075	1,477	909
Loss on disposal of property and equipment	1,587	7	—
Deferred income taxes	632	(19)	4,952
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	18,970	(16,445)	1,589
Prepaid and other assets	508	343	(7,779)
Accounts payable	(37,062)	(4,508)	12,462
Accrued expenses and accrued interest	799	(664)	10,989
Advance payments on contracts	(15,632)	(1,206)	(3,140)
Other assets	(496)	—	1,960
Other long-term liabilities	825	125	1,429

Net cash provided by (used in) operating activities	14,378	(18,896)	30,847

Cash flows from investing activities
Acquisition, net of cash acquired	(8,092)	—	(615,206)
Capital expenditures	(7,793)	(3,727)	(7,406)

Net cash used in investing activities	(15,885)	(3,727)	(622,612)

Cash flows from financing activities
Proceeds from issuance of common stock	—	—	203,466
Borrowings under revolving credit facility	—	—	15,000
Repayment of borrowings under revolving credit facility	—	—	(15,000)
Proceeds from issuance of senior secured term loan	—	—	240,000
Repayment of senior secured term loan	—	—	(1,800)
Proceeds from issuance of senior subordinated notes	—	—	190,000
Debt financing costs	—	—	(14,998)
Excess tax benefit from equity-based compensation	322	—	—
Investment from parent	10,019	13,310	900
Capital lease payments	(1,231)	(39)	(265)
Net cash provided by financing activities	9,110	13,271	617,803
Effect of exchange rate changes on cash and cash equivalents	(2,228)	(166)	55
Net increase (decrease) in cash and cash equivalents	5,375	(9,518)	26,093
Cash and cash equivalents, beginning of period	6,338	11,713	—
Cash and cash equivalents, end of period	$11,713	$2,195	$26,093

Vangent, Inc. (formerly Pearson Government Solutions Business)

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three months	Twelve months
	ended	ended
	December 31, 2007	December 31, 2007

Net loss	$(1,996)	$(22,424)
Income tax expense	1,995	6,205
Interest, net	9,352	33,432
Depreciation and amortization	8,771	31,894
EBITDA	$18,122	$49,107

Stock based compensation expense	—	1,477
Loss on disposal of property and equipment	—	7
TSA adjustment	84	1,328
Net Transition Costs	6,038	18,402
Management fee	101	914
Adjusted EBITDA	$24,345	$71,235

CMS contract normalization adjustment	—	5,817
TSA adjustment	109	94
Credit adjusted EBITDA	$24,454	$77,146